Exhibit 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

(LIBOR TRANSITION)

THIS AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT (LIBOR TRANSITION) (this “Agreement”) is made and entered into as of December 21, 2021 by and among AVNET, INC. a New York corporation (the “Company”), AVNET HOLDING EUROPE BVBA (a “Borrower” and, together with the Company, the “Borrowers”) and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).

RECITALS

WHEREAS, the Borrowers, the lenders from time to time party thereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender have entered into that certain Amended and Restated Credit Agreement dated as of June 28, 2018 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 4, 2020, and as further amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);

WHEREAS, certain loans and/or other extensions of credit under the Credit Agreement denominated in Sterling, Japanese Yen, and Euros (collectively, the “Impacted Currencies”) incur or are permitted to incur interest, fees, commissions or other amounts based on the London Interbank Offered Rate as administered by the ICE Benchmark Administration (“LIBOR”) in accordance with the terms of the Credit Agreement; and

WHEREAS, pursuant to Section 3.03(c) of the Credit Agreement, the applicable parties under the Credit Agreement have determined in accordance with the Credit Agreement that LIBOR for the Impacted Currencies should be replaced with a successor rate in accordance with the Credit Agreement and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Defined Terms.  Capitalized terms used herein but not otherwise defined herein (including on any Appendix attached hereto) shall have the meanings provided to such terms in the Credit Agreement, as amended by this Agreement.

2.Agreement.  Notwithstanding any provision of the Credit Agreement or the other Loan Documents to the contrary, the parties hereto hereby agree that the terms set forth on Appendix A shall apply solely to the Impacted Currencies.  For the avoidance of doubt, to the extent provisions in the Credit Agreement apply to the Impacted Currencies and such provisions are not specifically addressed by Appendix A, the provisions in the Credit Agreement shall continue to apply to the Impacted Currencies.

3.Conflict with Loan Documents.  In the event of any conflict between the terms of this Agreement and the terms of the Credit Agreement or the other Loan Documents, the terms hereof shall control.

4.Representations and Warranties.  Each of the Borrowers represents and warrants to the Administrative Agent and the Lenders, as of the date hereof, as follows:

(a)this Agreement has been duly executed and delivered by each Borrower, and this Agreement, the Credit Agreement and each other Loan Document (in each case, as amended hereby) constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by applicable Debtor Relief Laws and general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)the representations and warranties of (i) the Borrowers contained in Article V of the Credit Agreement and (ii) each Loan Party contained in each other Loan Document to which such Loan Party is a party or in any document furnished at any time under or in connection with the Credit Agreement or any other Loan Document (including any Designated Borrower Request and Assumption Agreement), shall be true and correct in all material respects (unless such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (unless such representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall be true and correct in all respects) as of such earlier date, and except that the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01;

(c)after giving effect to this Agreement, no Default or Event of Default has occurred and is continuing.

5.Conditions Precedent.  This Agreement shall become effective upon receipt by the Administrative Agent of counterparts of this Agreement, properly executed by the Borrowers and the Administrative Agent.

6.Payment of Expenses.  The Borrowers agree to pay, in accordance with and subject to the limitations in Section 10.04 of the Credit Agreement, all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, execution, delivery and administration of this Agreement and the other related Loan Documents.

7.Miscellaneous.

(a)The Loan Documents, and the obligations of the Borrowers under the Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Agreement is a Loan Document.
(b)Each Borrower (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) affirms all of its obligations under the Loan Documents and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents, in each case except as specifically set forth herein.
(c)This Agreement may be in the form of an electronic record (in “.pdf” form or otherwise) and may be executed using electronic signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a paper record.  This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same

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Agreement.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Agreement which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.
(d)Any provision of this Agreement held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
(e)The terms of the Credit Agreement with respect to governing law, submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWERS:

AVNET, INC.

By:	/s/ Joseph L. Burke
Name:	Joseph L. Burke
Title:	VP and Treasurer

AVNET HOLDING EUROPE BVBA

By:	/s/ Joseph L. Burke
Name:	Joseph L. Burke
Title:	VP and Treasurer

Signature Page

Amendment No. 2

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Ronaldo Naval
	Name:	Ronaldo Naval
	Title:	Vice President

Signature Page

Amendment No. 2

Appendix A

TERMS APPLICABLE TO AFFECTED ALTERNATIVE CURRENCY LOANS

1.Defined Terms.  The following terms shall have the meanings set forth below:

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.

“Affected Alternative Currency” means each of the following currencies: Sterling, Japanese Yen, and Euros.

“Affected Alternative Currency Daily Rate” means, for any day, with respect to any extension of credit under the Credit Agreement denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof plus the SONIA Adjustment; provided, that, if any Affected Alternative Currency Daily Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.  Any change in an Affected Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Affected Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Affected Alternative Currency Daily Rate.”  All Affected Alternative Currency Daily Rate Loans must be denominated in an Affected Alternative Currency.

“Affected Alternative Currency Loan” means an Affected Alternative Currency Daily Rate Loan or an Affected Alternative Currency Term Rate Loan, as applicable.

“Affected Alternative Currency Term Rate” means, for any Interest Period, with respect to any extension of credit under the Credit Agreement:

(a)denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; and
(b)denominated in Japanese Yen, the rate per annum equal to the Tokyo Interbank Offer Rate (“TIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two Business Days preceding the first day of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then such date shall be such other day as otherwise reasonably determined by the Administrative Agent) with a term equivalent to such Interest Period;

provided, that, if any Affected Alternative Currency Term Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.

“Affected Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Affected Alternative Currency Term Rate.”  All Affected Alternative Currency Term Rate Loans must be denominated in an Affected Alternative Currency.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that

(a)if such day relates to any interest rate settings as to an Affected Alternative Currency Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Affected Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Affected Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b)if such day relates to any interest rate settings as to an Affected Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the Laws of the United Kingdom;  and (ii) Japanese Yen, means a day other than when banks are closed for general business in Japan; and

(c)if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro in respect of an Affected Alternative Currency Loan denominated in a currency other than Euro, or any other dealings in any currency other than Euro to be carried out pursuant to this Agreement in respect of any such Affected Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SONIA, EURIBOR, TIBOR or any proposed successor rate for any currency, any conforming changes to the definitions of “SONIA”, “EURIBOR”, “TIBOR”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical or administrative matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for such currency (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for such currency exists, in such other manner of administration as the Administrative Agent determines in consultation with the Company is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).

“Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Interest Payment Date” means, (a) as to any Affected Alternative Currency Daily Rate Loan, the last Business Day of each calendar month and the applicable maturity date set forth in the Credit Agreement and (b) as to any Affected Alternative Currency Term Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for an Affected Alternative Currency Term Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall be Interest Payment Dates.

“Interest Period” means as to each Affected Alternative Currency Term Rate Loan, the period commencing on the date such Affected Alternative Currency Term Rate Loan is disbursed or converted to or continued as an Affected Alternative Currency Term Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Committed Loan Notice, or such other period that is twelve months or less requested by the applicable Borrower and consented to by all the Lenders; provided that:

(a)any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Affected Alternative Currency Term Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)any Interest Period pertaining to an Affected Alternative Currency Term Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)no Interest Period shall extend beyond the Maturity Date.

“Revaluation Date” means, with respect to any Loan, each of the following: (a) each date of a Committed Borrowing of an Affected Alternative Currency Loan, (b) with respect to an Affected Alternative Currency Daily Rate Loan, each Interest Payment Date, (c) each date of a continuation of an Affected Alternative Currency Term Rate Loan pursuant to the terms of the Credit Agreement, and (d) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the fifth Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided however that if such determination date is not a Business Day,  SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SONIA Adjustment” means, with respect to SONIA, 0.0326% per annum.

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan, a Eurocurrency Rate Loan, an Affected Alternative Currency Daily Rate Loan or an Affected Alternative Currency Term Rate Loan.

2.Terms Applicable to Affected Alternative Currency Loans.  From and after the date hereof, the parties hereto agree as follows:

(a)Affected Alternative Currencies.  (i) No Affected Alternative Currency shall be considered a currency for which there is a published LIBOR rate, and (ii) any request for a new Loan denominated in an Affected Alternative Currency, or to continue an existing Loan denominated in an Affected Alternative Currency, shall be deemed to be a request for a new Loan bearing interest at the Affected Alternative Currency Daily Rate or Affected Alternative Currency Term Rate, as applicable; provided, that, to the extent any Loan bearing interest at the Eurocurrency Rate is outstanding on the date hereof, such Loan shall continue to bear interest at the Eurocurrency Rate until the end of the current Interest Period or payment period applicable to such Loan unless, in the case of a Loan that bears interest at a daily floating rate, such daily floating rate is no longer representative or being made available, in which case such Loan shall bear interest at the applicable Affected Alternative Currency Rate immediately upon the effectiveness of this Agreement.

(b) References to Eurocurrency Rate and Eurocurrency Rate Loans in the Credit Agreement and Loan Documents.

(i) References to the Eurocurrency Rate and Eurocurrency Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate and Eurocurrency Rate Loan) shall be deemed to include Affected Alternative Currency Daily Rates, Affected Alternative Currency Term Rates, and Affected Alternative Currency Loans, as applicable.

(ii) For purposes of any requirement for any Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Affected Alternative Currency Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for an Affected Alternative Currency Loan.

(c)  Interest Rates.  The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Affected Alternative Currency Daily Rate”, “Affected Alternative Currency Term Rate” or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate or the effect of any of the foregoing, or of any Conforming Changes, in each case in the absence of the Administrative Agent’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment.

(d)Revaluation Dates.  The Administrative Agent shall determine the Dollar Equivalent amounts of Committed Borrowings and Loans denominated in Affected Alternative Currencies. Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next Revaluation Date to occur.

(e)Committed Borrowings and Continuations of Affected Alternative Currency Loans.  In addition to any other borrowing requirements set forth in the Credit Agreement:

(i)Affected Alternative Currency Loans.  Each Committed Borrowing of Affected Alternative Currency Loans, and each continuation of an Affected Alternative Currency Term Rate Loan shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 9:00 a.m. (Pacific time) three Business Days (or four Business Days in the case of a Special Notice Currency) prior to the requested date of any Committed Borrowing or, in the case of Affected Alternative Currency Term Rate Loans, any continuation.  Each Committed Borrowing of or continuation of Affected Alternative Currency Loans shall be in a principal amount of the Dollar Equivalent of $5,000,000 or a whole multiple of the Dollar Equivalent of $1,000,000 in excess thereof.  Each Committed Loan Notice shall specify (i) the name of the applicable Borrower, (ii) whether the applicable Borrower is requesting a Committed Borrowing or a continuation of Affected Alternative Currency Term Rate Loans, (iii) the requested date of the Committed Borrowing or continuation, as the case may be (which shall be a Business Day), (iv) the currency and principal amount of Loans to be borrowed or continued, (v) the Type of Loans to be borrowed, and (vi) if applicable, the duration of the Interest Period with respect thereto.  If the applicable Borrower fails to specify a currency in a Committed Loan Notice requesting a Committed Borrowing, then the Loans so requested shall be made in Dollars.  If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if such Borrower fails to give a timely notice requesting a continuation, then the applicable Loans shall be made as Base Rate Loans denominated in Dollars; provided, however, that in the case of a failure to timely request a continuation of Affected Alternative Currency Term Rate Loans, such Loans shall be continued as Affected Alternative Currency Term Rate Loans in their original currency with an Interest Period of one (1) month.  If the applicable Borrower requests a Committed Borrowing of or continuation of Affected Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.  Except as otherwise specified in the Credit Agreement, no Affected Alternative Currency Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be repaid in the original currency of such Affected Alternative Currency Loan and reborrowed in the other currency.

(ii)Conforming Changes.  With respect to any Affected Alternative Currency Rate the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Credit Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrowers and the Lenders reasonably promptly after such amendment becomes effective.

(iii)Committed Loan Notice. For purposes of a Committed Borrowing of Affected Alternative Currency Loans, or a continuation of and Affected Alternative Currency Term Rate Loan, the Borrowers shall use the Committed Loan Notice attached hereto as Exhibit A.

(f)Interest.

(i)Subject to the provisions of the Credit Agreement with respect to interest at the Default Rate, (x) each Affected Alternative Currency Daily Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Affected Alternative Currency Daily Rate plus the Applicable Rate; and (y) each Affected Alternative Currency Term Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Affected Alternative Currency Term Rate for such Interest Period plus the Applicable Rate.

(ii)Interest on each Affected Alternative Currency Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified the Credit Agreement.  Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(g) Computations.  All computations of interest for Affected Alternative Currency Loans shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed, or, in the case of interest in respect of Affected Alternative Currency Loans as to which market practice differs from the foregoing, in accordance with such market practice.  Interest shall accrue on each Affected Alternative Currency Loans for the day on which the Affected Alternative Currency Loans is made, and shall not accrue on an Affected Alternative Currency Loans, or any portion thereof, for the day on which the Affected Alternative Currency Loans or such portion is paid, provided that any Affected Alternative Currency Loans that is repaid on the same day on which it is made shall, subject to the terms of the Credit Agreement, bear interest for one day.  Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(h)Successor Rates.  The provisions in the Credit Agreement addressing the replacement of a current successor rate for a currency shall be deemed to apply to Affected Alternative Currency Loans and SONIA, TIBOR and EURIBOR, as applicable, and the related defined terms shall be deemed to include Sterling, Japanese Yen and Euros and SONIA, TIBOR and EURIBOR, as applicable.

Exhibit A

FORM OF COMMITTED LOAN NOTICE
(Affected Alternative Currency Loans)

Date: ___________, _____1

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 28, 2018 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of August 4, 2020, and as further amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Avnet, Inc. a New York corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender.

The undersigned hereby requests (select one)2:

Indicate: Effective Date	Indicate: Committed Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: Affected Alternative Currency Daily Rate Loan or Affected Alternative Currency Term Rate Loan	For Affected Alternative Currency Term Rate Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

The Committed Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.

[Insert name of Borrower]

1 Note to Borrower. All requests submitted under a single Committed Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed.

2 Note to Borrower. For multiple borrowings, conversions and/or continuations, fill out a new row for each borrowing/conversion and/or continuation.

Signature Page

Amendment No. 2

By:	________________________________
Name:	________________________________
Title:	________________________________